SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): June 22, 2006


                                CANEUM, INC.
              (Exact Name of Registrant as Specified in Charter)


          NEVADA                    000-30874                 33-0916900
(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)           Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA                  92660
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICER

Appointment of COO and Principal Financial and Accounting Officer

     On June 22, 2006, the board of directors, by unanimous written consent, appointed Gary Allhusen, our Executive Vice-President, as Chief Operating Officer and designated him as Principal Financial Officer and Principal Accounting Officer. In addition, our Compensation Committee extended the employment agreement of Mr. Allhusen by one year through March 29, 2008, and amended it to include his responsibilities as Chief Operating Officer, and granted to him incentive options to purchase 250,000 shares in consideration for agreeing to such extension and the additional responsibilities as Chief Operating Officer, Principal Financial Officer, and Principal Accounting Offering. The options were granted under our 2002 Stock Option/Stock
Issuance Plan (the "Plan"). The ten-year options are exercisable at $0.67 per share and vest 1/16th per quarter beginning with the quarter ending June 30, 2006, subject to early exercise and immediately in the event of a Corporate Transaction, as defined in the Plan.

Business Experience

     Mr. Allhusen was first appointed as our Executive Vice-President on March 17, 2004, and Assistant Secretary to the board in 2005. From February 2003 until March 2004, he was a Director in the Communications Industry Practice with EDS selling and delivering large transformational consulting and outsourcing programs. Mr. Allhusen also set up EDS' strategic transformational outsourcing practice focused on the business and information technology transformational outsourcing market. From July 2000 through January 2003 Mr. Allhusen was a Principal with A. T. Kearney, a high value management consulting firm and subsidiary of EDS. While at A. T. Kearney, Mr. Allhusen focused on providing information technology strategy and alignment consulting services to large multi-national organizations. He was also responsible for embedding business process transformation and information technology operational excellence services into large EDS outsourcing deals. Major customers of Mr. Allhusen included Sprint, Bechtel, i2 Technologies, Hewlett-Packard, Boeing, Solar Turbines, Jet Propulsion Laboratory, Warner Brothers Studios, and Warner/Elektra/Atlantic. From June 1994 until July 2000, he was employed by Ernst & Young LLP. From June 1989 through May 1994, he was employed by Hughes Space and Communications Company and from August 1984 through August 1987, he was employed by the New York State Energy Research and Development Authority.

     In 1984, Mr. Allhusen received a Bachelor of Science degree in mechanical and aerospace engineering from Sibley School, Cornell University. In 1989, he received his MBA from Johnson Graduate School of Management, Cornell University. And in 1993 he received a Master of Engineering degree in operations research and industrial engineering from the School of Operations Research and Industrial Engineering, Cornell University. He has published and spoken at major conferences on the topic of Information Technology Strategy and Alignment. He is also active on the Management Committee for the Special Olympics of Southern California Summer Games' Tennis Venue where he is responsible for running the annual competition.

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

Employment Agreement

     On March 17, 2004, our Compensation Committee approved an employment agreement with Mr. Allhusen. The initial period of the employment agreement for Mr. Allhusen was three years and has been extended to four years, through March 29, 2008. Beginning on the initial expiration date, and on each anniversary thereafter, unless it is terminated earlier as provided therein or we deliver written notice to Mr. Allhusen of its intention not to extend the employment agreement at least ninety days before such anniversary date, the term of the employment agreement will automatically be extended for one additional year. He is required to devote 100% of his business time to the business of our company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  June 22, 2006                    By /s/ Gary D.  Allhusen
                                           Gary D. Allhusen,
                                           Executive Vice-President



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